Exhibit 99.1

July 27, 2015	Contact: Tim Berryman Director – Investor Relations Medical Properties Trust, Inc. (205) 969-3755 tberryman@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST, INC. TO ACQUIRE REAL ESTATE OF SEVEN HOSPITALS AND

INTEREST IN OPERATIONS OF CAPELLA HEALTHCARE IN $900 MILLION TRANSACTION

Total Investment of $900 Million Allocated $600 Million to Real Estate Interests and $300 Million

to Ownership of Operations with Capella Management Team

Transaction Immediately Accretive to Normalized FFO per Share by $0.04 in First Year

Birmingham, AL – July 27, 2015 – Medical Properties Trust, Inc. (the “Company” or “MPT”) (NYSE: MPW) today announced that it has signed a definitive agreement to acquire Capella Holdings, Inc. (“Capella”), a privately-owned hospital company headquartered in Franklin, Tennessee. Capella is one of the ten largest for-profit acute care hospital operators in the U.S. based on revenue. The $900 million total value of the transactions will be comprised of a $600 million investment in Capella’s real estate and an approximate $300 million investment in Capella’s operating entities, which is expected to be owned jointly by MPT and Capella management. The transaction will be immediately accretive to MPT’s Normalized FFO (“FFO”) per share by $0.04 in the first year after closing.

With this acquisition, MPT will be adding to its acute care portfolio seven hospitals located in five states, with an aggregate 1,169 beds and over two million square feet. MPT’s interests in the hospitals, valued at an aggregate $600 million, will be subject to sale leaseback and mortgage loan arrangements that will have cross default provisions and a blended GAAP yield of 9.1% giving consideration to annual CPI-based rent escalators subject to a 2% floor and 4% ceiling. The initial lease term will be 15 years with four 5-year renewal options. The EBITDAR coverage ratio for the real estate is expected to exceed 2.3x in the first year.

MPT and Capella’s senior management have agreed subject to execution of definitive documentation, to form a joint venture (“JV”) that will become the acquirer of Capella’s operating entities for a total consideration of approximately $300 million, including a loan or other investment by MPT of approximately $290 million that will earn a fixed coupon in line with our initial lease rate. In addition, the JV agreement will provide for distributions to MPT that are expected to result in additional returns under certain conditions. No such anticipated additional returns are included in the estimated initial year accretion of $0.04 per share.

“The acquisition of Capella, which in a single stroke accretively increases our portfolio of high quality hospital real estate by almost 20%, is simply the next step along our track record of creating strong double digit growth,” said Edward K. Aldag, Jr., Chairman, President and CEO of Medical Properties Trust. “In our very first transaction as a company in 2004, and long before the RIDEA legislation paved a way for other REITs to own interests in their healthcare tenants, our specialized knowledge in and total focus on hospital operations resulted in a unique and creative transaction with Vibra Health that provided real estate and operating capital that no other REIT could provide. The Capella acquisition demonstrates that more than 10 years later MPT remains the undisputed go to source when hospital operators are considering the most efficient means to access low cost capital while retaining operating control to execute their growth strategies.”

Benefits of the Transaction

•	Immediately Accretive to FFO per Share. This transaction is expected to be immediately accretive to MPT’s FFO per share by $0.04 in the first year after permanent financing is put in place. MPT’s economic participation in the operating company is expected to further contribute to FFO. Additionally, MPT expects to have the opportunity to participate in other accretive real estate transactions as Capella further executes its growth strategy.

•	Increases MPT’s Critical Mass and Diversification. The transaction increases MPT’s total gross assets by 19% to $5.6 billion on a pro forma basis. It also will add seven hospital properties, three states and 1,169 beds to MPT’s portfolio. MPT will have 183 properties and be represented in 30 states at the close of the transaction. Acute care facilities as a percentage of MPT’s portfolio will increase to 62% globally (74% in the U.S.). Tenant concentration will be positively affected as Capella will add a completely new operator representing 16% of total gross assets and MPT’s exposure to its largest tenant will improve to 19%.

•	Establishes New Operator Relationship and Expands Acquisition Pipeline. The transaction provides MPT with a new operator relationship in Capella. Capella has a proven management team and strategy that has resulted in market leadership positions. Capella’s growth strategy of expanding into non-primary markets complements the strategies of other operators in MPT’s portfolio. MPT is acquiring a high quality in-place hospital portfolio and has the potential to participate in Capella’s currently identified and future acquisition opportunities.

Timing

The transaction is subject to customary closing conditions including the Hart-Scott-Rodino Premerger Notification Program and is expected to close during the second half of 2015. MPT has commitments for a new $1.0 billion senior unsecured bridge loan and intends to refinance the

Capella acquisition as market conditions warrant with a combination of new unsecured debt and equity.

Additional Information

The Company has posted additional information pertaining to the acquisition of Capella on the Investor Relations page of its website, which can be found at www.medicalpropertiestrust.com.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a Birmingham, Alabama based self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. MPT’s financing model allows hospitals and other healthcare facilities to unlock the value of their underlying real estate in order to fund facility improvements, technology upgrades, staff additions and new construction. Facilities include acute care hospitals, inpatient rehabilitation hospitals, long-term acute care hospitals, and other medical and surgical facilities. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

About Capella Healthcare, Inc.

Capella Healthcare partners with communities to build strong local healthcare systems that are known for quality patient care. Based in Franklin, Tennessee, Capella owns acute care and specialty hospital facilities in six states. The company was recognized in 2012 and 2013 by Modern Healthcare as one of the nation’s fastest growing healthcare companies.

MPT Second Quarter 2015 Financial Results Conference Call and Webcast

MPT will host a conference call and webcast on Tuesday, August 4, 2015 at 11:00 a.m. Eastern Time to discuss the company’s second quarter 2015 financial results. A press release with second quarter 2015 financial results will be issued before the market opens on August 4, 2015.

The dial-in numbers for the conference call are 800-510-9691 (U.S.) and 617-614-3453 (international); both numbers require passcode 61786001. The conference call will also be webcast live on the Investor Relations section of the Company’s website, www.medicalpropertiestrust.com.

A telephone and webcast replay of the call will be available beginning shortly after the call’s completion through August 18, 2015. Dial-in numbers for the replay are 888-286-8010 and 617-801-6888 for U.S. and International callers, respectively. The replay passcode for both U.S. and international callers is 54067149.

This press release includes “forward-looking statements” within the meaning of securities laws of applicable jurisdictions. Forward-looking statements can generally be identified by the use of forward-looking words such as “may”, “will”, “would”, “could”, “expect”, “intend”, “plan”, “aim”, “estimate”, “target”, “anticipate”, “believe”, “continue”, “objectives”, “outlook”, “guidance” or other similar words, and include statements regarding MPT’s plans, strategies, objectives, targets, future expansion and development activities and expected financial performance. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward?looking statements, including without limitation: the satisfaction of all conditions to, and the timely closing (if at all) of the Capella acquisition and the final execution of the appropriate agreements including the lease, loans, joint venture and management agreements; the Company’s financing of the transactions described herein; Capella’s expected rent coverage; the capacity of Capella and the Company’s other tenants to meet the terms of their agreements; Normalized FFO per share; expected payout ratio, the amount of acquisitions of healthcare real estate, if any; capital markets conditions, the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the payment of future dividends, if any; completion of additional debt arrangement, and additional investments; national and international economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular; and the value of our real estate assets, which may limit our ability to dispose of assets at attractive prices or obtain or maintain equity or debt financing secured by our properties or on an unsecured basis, and the factors referenced under the section captioned “Item 1.A Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2014. Actual results, performance or achievements may vary materially from any projections and forward looking statements and the assumptions on which those statements are based. Readers are cautioned not to place undue reliance on forward-looking statements, and MPT disclaims any responsibility to update such information.

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